Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-167982) of Government Properties Income Trust and in the related Prospectus of our report dated February 16, 2011 with respect to the statement of revenues and certain operating expenses of One State Street Square for the year ended December 31, 2009 included in this Current Report (Form 8-K) of Government Properties Income Trust.

Boston, Massachusetts	/s/ Ernst & Young LLP
February 16, 2011